EXHIBIT 99.1

Pat Conte/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

Hain Celestial Receives Expected Nasdaq Notification
of Non-Compliance Related to Delayed Filing of Annual Report on Form 10-K

Lake Success, NY, September 1, 2016-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, announced today that, as expected, it received a notification letter dated August 31, 2016 from the Nasdaq Stock Market, Inc. (“Nasdaq”) stating that the Company no longer complies with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of reports with the Securities and Exchange Commission (the “SEC”). Nasdaq sent the notice as a result of the Company’s inability to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the “Form 10-K”) by August 29, 2016.

This notification has no immediate effect on the listing of Hain Celestial’s common stock on Nasdaq. Under the Nasdaq rules, the Company has 60 calendar days to submit a plan to regain compliance. If the plan is accepted, the Company could be granted up to 180 days from the Form 10-K’s original due date to regain compliance. The Company expects to submit a plan to regain compliance within the timeline prescribed by Nasdaq.

As previously disclosed on August 15, 2016, the Company will not be in a position to file its Form 10-K until the completion of the independent review of the Audit Committee and the audit process relating to the 2016 fiscal year. The Company is working diligently on this matter and will, as soon as practicable, make a further announcement regarding the updated timing of the release and conference call on its financial results.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the Company’s expectations relating to the filing of the Form 10-K, its ability to regain compliance under the Nasdaq Listing Rules, the expected timing of its earnings release and conference call and the results of the ongoing review. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include a material delay in the Company’s financial reporting, the possibility that one or more material weaknesses in the Company’s internal control over financial reporting may be identified in connection with the ongoing review, the possibility that the ongoing review may identify errors, which may be material, in the Company’s revenue recognition accounting, whether investors should no longer rely upon previously issued financial statements, and the risk that the Company may need to restate its financial statements. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

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